UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 1, 2017 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 1, 2017. The following is a summary of the matters voted on at the meeting based on the report of the voting results by the independent inspector of elections. The definitive proxy statement related to the annual meeting, that was filed by the Company with the Securities and Exchange Commission under cover of Schedule 14A (File No. 000-22427) on March 24, 2017, contains a description of the following proposals considered at the annual meeting, each of which were approved by the Company's stockholders at the annual meeting as set forth below:

1.	Stockholders elected the following two nominees as Class II directors to serve three-year terms, as follows:

Nominee	For	Withheld	Broker Non-Voted	Other Non-Voted
David E. Sveen, Ph.D.	4,858,281	133,744	1,230,023	0
Kevin S. Wilson	4,908,943	83,082	1,230,023	0
Each of Mr. Sveen and Mr. Wilson have been elected to hold office until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.

2.
Stockholders approved the proposal to approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase by 1,000,000 the number of authorized shares of each class of the Company's common stock, as follows:

For:	6,104,101
Against:	95,610
Abstain:	22,337
Broker Non-Voted:	0
Other Non-Voted:	0

3.	Stockholders ratified the appointment of EKS&H LLLP as the Company's independent registered public accounting firm for the year ending December 31,2017, as follows:

For:	6,181,397
Against:	22,720
Abstain:	17,931
Broker Non-Voted:	0
Other Non-Voted:	0

4.	Stockholders approved the Company's executive compensation in a non-binding advisory vote, as follows:

For:	4,886,168
Against:	46,083
Abstain:	59,774
Broker Non-Voted:	1,230,023
Other Non-Voted:	0

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: May 5, 2017	By: /s/ Jason A. Napolitano Name: Jason A. Napolitano Title: Chief Operating Officer, Chief Strategist and Secretary